SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 25, 2006

                              CH Energy Group, Inc.

             (Exact name of registrant as specified in its charter)

                           NEW YORK 0-30512 14-1804460
State or other              (Commission File Number)             (IRS Employer
jurisdiction of                                                   Identification
incorporation)                                                    Number)

               284 South Avenue, Poughkeepsie, New York     12601-4879
               (Address of principal executive offices)     (Zip Code)

       Registrant's telephone number, including area code: (845) 452-2000

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
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[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
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[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
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Item 1.01  Entry into a Material Definitive Agreement.

Board Compensation; Amendment to Deferred Compensation Plan

     On May 25, 2006, after conducting its annual review of director compensation, the Board of Directors of CH Energy Group, Inc. approved an increase in the compensation paid to its non-employee directors. The Board increased the compensation for non-employee directors, effective July 1, 2006, from $50,000 in cash compensation and $50,000 in equity compensation, to $55,000 in cash compensation and $55,000 in equity compensation. The equity compensation consists of phantom shares held under the terms of the Directors and Executives Deferred Compensation Plan; the value of such phantom shares is determined on the basis of the value of CH Energy Group, Inc. common stock. The increases will be made pro rata for the remainder of 2006. The increase was based on recommendations from the Compensation Committee, which analyzed external benchmarking data provided by the Committee's independent compensation consulting firm. The increase offers a compensation package that the Board believes is comparable with other relevant public companies and serves to align director and shareholder interests. The Directors and Executives Deferred Compensation Plan has been amended to conform to the modifications discussed above and the amendment is attached hereto as Exhibit 10(iii)(44).

     A non-employee director also may elect to defer payment of all or part of the cash compensation received as a director under the Company's Directors and Executives Deferred Compensation Plan. If the director so elects, any deferred cash compensation may be credited to a bookkeeping account of phantom shares, whose value is tied to the value of CH Energy Group, Inc. common stock, or to other non-CH Energy Group, Inc. investment options provided under the Directors and Executives Deferred Compensation Plan. Compensation deferred in accordance with the Directors and Executives Deferred Compensation Plan is paid to directors (adjusted to reflect investment earnings and losses) at the time the director ceases being a member of the Board of Directors, either in a lump sum or over a period of time depending on the circumstances of cessation and/or distribution elections.

Item 9.01 Financial Statement and Exhibits.

   (d) Exhibits

10(iii)(44) Amendment to CH Energy Group, Inc. Directors and Executives Deferred Compensation Plan

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              CH Energy Group, Inc.

Date: June 1, 2006

                              By:     /s/ Donna S. Doyle
                                 -----------------------------------------------
                              Name: Donna S. Doyle
                              Title:  Vice President - Accounting and Controller
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                                  EXHIBIT INDEX

Exhibit No.         Description

 10(iii)(44) Amendment to CH Energy Group, Inc. Directors and Executives
             Deferred Compensation Plan